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                                                                    Exhibit 11.2




                            Allegiance Telecom, Inc.
                    Computation of per Share Earnings (Loss)
                        Period Ended September 30, 1997




                                                        Number of Shares          Percent Outstanding       Equivalent Shares
                                                        ----------------          -------------------       -----------------
1997 Common Stock Offering                                           426                100.00%                           426
                                                                                                                  -----------

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                                       426

NET LOSS APPLICABLE TO COMMON STOCK                                                                               $(1,284,013)

NET LOSS PER SHARE, BASIC AND DILUTED                                                                             $ (3,014.12)
                                                                                                                  -----------